Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2014

Tontitown, Arkansas, October 28, 2014......P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $5,056,978, or diluted and basic earnings per share of $0.63 for the quarter ended September 30, 2014, and net income of $11,358,887, or diluted earnings per share of $1.41 ($1.42 basic) for the nine month period then ended. These results compare to net income of $2,393,497, or diluted and basic earnings per share of $0.28 for the quarter ended September 30, 2013, and net income of $4,619,422, or diluted and basic earnings per share of $0.53, for the nine months ended September 30, 2013.

Operating revenues, including revenue from fuel surcharges, increased 5.1% to $107,058,972 for the third quarter of 2014 compared to $101,877,837 for the third quarter of 2013. Operating revenues, including fuel surcharges, were $309,222,625 for the nine months ended September 30, 2014 compared to $306,267,426 for the nine months ended September 30, 2013.

Daniel H. Cushman, President of the Company, commented, “We are very pleased to announce another quarter of record-breaking earnings results for the Company. The earnings per share achieved so far this year represent a 166% increase as compared to the same period last year and this quarter’s earnings per share results represent our highest single quarter of earnings per share attained, surpassing the previous record which was just set in the second quarter of this year.

“Strong freight demand and favorable fuel prices were significant contributing factors to our success in the quarter. The current level of demand allows us to be more selective in choosing lanes which offer both driver satisfaction and higher returns. As a result, we have been able to further reduce the number of empty miles driven as well as recognize an increase in the average revenue per truck each day. These efficiency gains have a significant impact on bottom line results.

“We continue to be very focused on growing the company. To this point, our focus has been to achieve that internally, but we are extremely challenged by the driver market. However, we do feel that we have a competitive advantage in the driver market because we have business that is driver friendly in terms of pay, miles, and home time as well as one of the newest truck fleets in the industry at an average age of 1.6 years old. That said, we also continue to review our driver compensation package in order to retain our current drivers and attract new drivers. Our ability to attain our driver recruitment and driver retention goals will be vital to growth in top-line revenues. We have had success in both areas and we expect that positive trend to continue.

“We also continue to focus on the divisions that provide us the best opportunity to increase profitability and retain drivers. Our automotive division is extremely strong and is valued and appreciated by both our customers and our drivers. The expedited division continues to improve in terms of profitability and we have experienced decreasing driver turnover. Our dedicated division is growing and the driver turnover is much lower in this division than the company average. Another driver friendly division, our Mexico division, is also growing and profitable.

“Although currently a small piece of our business, our logistics division continues to grow and operate more profitably as we further develop our model in order for us to offer our customers additional capacity solutions.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

 P.A.M. Transportation Services, Inc. and Subsidiaries

Key Financial and Operating Statistics

(unaudited)

	Quarter ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue, before fuel surcharge	$82,158,036	$79,162,601	$237,660,146	$237,647,821
Fuel surcharge	24,900,936	22,715,236	71,562,479	68,619,605
	107,058,972	101,877,837	309,222,625	306,267,426

Operating expenses and costs:
Salaries, wages and benefits	28,332,593	26,288,240	81,399,616	81,069,366
Operating supplies and expenses	31,695,926	33,440,994	98,559,698	104,804,828
Rent and purchased transportation	23,037,226	22,217,014	65,755,853	64,508,659
Depreciation	9,037,086	9,675,662	27,329,337	29,535,576
Insurance and claims	4,474,733	3,717,365	12,125,140	10,965,220
Other	2,657,833	2,322,064	7,582,144	6,767,828
Gain on disposition of equipment	(626,270)	(467,600)	(3,413,718)	(822,588)
Total operating expenses and costs	98,609,127	97,193,739	289,338,070	296,828,889

Operating income	8,449,845	4,684,098	19,884,555	9,438,537

Interest expense	(632,359)	(845,859)	(2,237,737)	(2,540,713)
Non-operating income	594,562	130,203	1,125,099	702,409

Income before income taxes	8,412,048	3,968,442	18,771,917	7,600,233
Income tax expense	3,355,070	1,574,945	7,413,030	2,980,811

Net income	$5,056,978	$2,393,497	$11,358,887	$4,619,422

Diluted earnings per share	$0.63	$0.28	$1.41	$0.53

Average shares outstanding – Diluted	8,031,923	8,663,242	8,034,412	8,670,859

	Quarter ended September 30,		Nine Months Ended September 30,
Truckload Operations	2014	2013	2014	2013

Total miles	54,115,283	53,131,023	158,814,155	158,962,787
Operating ratio (1)	89.24%	93.78%	91.29%	95.93%
Empty miles factor	6.65%	7.06%	6.73%	7.41%
Revenue per total mile, before fuel surcharge	$1.41	$1.39	$1.39	$1.38
Total loads	72,287	65,629	212,795	196,999
Revenue per truck per work day	$673	$644	$648	$640
Revenue per truck per week	$3,365	$3,220	$3,240	$3,200
Average company-driver trucks	1,435	1,445	1,444	1,493
Average owner operator trucks	332	346	342	302

Logistics Operations
Total revenue	$6,122,046	$5,305,786	$16,800,277	$18,176,982
Operating ratio	95.63%	98.25%	96.17%	97.18%

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1)

Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.